Exhibit 99.1

iSpecimen Appoints Robert Lim as CEO and Director

WOBURN, Mass., December 12, 2024 — iSpecimen Inc. (Nasdaq: ISPC) (“iSpecimen” or the “Company”), an online global marketplace that connects scientists requiring biospecimens for medical research with a network of healthcare specimen providers, announced today that it has appointed Robert Lim as CEO and director.

Mr. Lim is the principal and co-founder of De Novo Law Corporation, a Vancouver-based law firm specializing in corporate/commercial law and civil litigation. With a forward-thinking approach to legal practice, Mr. Lim established De Novo Law Corporation to deliver innovative, client-focused solutions to a diverse range of businesses and individuals.

Before founding De Novo Law Corporation, Mr. Lim was the principal of Robert Bradley Lim Law Corporation, a legal practice he founded and led with a strong emphasis on providing personalized and strategic legal counsel. His journey into law was preceded by valuable experience at a prominent real estate and business law firm, where he honed his skills as a legal assistant, articling student. These experiences laid the groundwork for his deep understanding of complex legal and commercial matters.

Before embarking on his legal career, Mr. Lim brought a unique perspective to the profession through his background in marketing. He served as a marketing coordinator for NEXT Environmental, an environmental consulting firm, where he developed key skills in communication and strategic planning. He later founded a successful digital marketing agency, providing tailored marketing solutions to clients across British Columbia.

Drawing from his diverse professional background, Mr. Lim is committed to helping businesses thrive, as exemplified by his philosophy: "At the heart of any successful business is the ability to adapt, grow, and improve profitability. I’m passionate about working alongside organizations like iSpecimen to identify untapped opportunities, streamline operations, and ultimately enhance profit margins while driving sustainable growth.”

Mr. Lim’s multifaceted expertise in law and marketing enables him to approach legal challenges with creativity and a keen sense of strategy, making him a trusted advisor to his clients.

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risk factors contained in the Company’s filings with the SEC, which are available for review at www.sec.gov. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Investor Contacts

info@ispecimen.com